EXHIBIT 10.2
PLEDGE AND SECURITY AGREEMENT
Dated as of March 20, 2006
among
Affiliated Computer Services, Inc.
as Grantor
and
Each Other Grantor that is a Domestic Subsidiary
From Time to Time Party Hereto
and
Citicorp USA, Inc.
as Administrative Agent
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153-0119

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TABLE OF CONTENTS
(continued)

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TABLE OF CONTENTS
(continued)
Annexes and Schedules

Annex 1	Form of Pledge Amendment
Annex 2	Form of Joinder Agreement
Annex 3	Form of Short Form Intellectual Property Security Agreement

Schedule 1	Jurisdiction of Organization; Principal Executive Office
Schedule 2	Pledged Collateral
Schedule 3	Filings
Schedule 4	Location of Inventory and Equipment
Schedule 5	Intellectual Property
Schedule 6	Commercial Tort Claims

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          Pledge and Security Agreement, dated as of March 20, 2006, by Affiliated Computer Services, Inc. (the “Company”) and each of the other entities listed on the signature pages hereof or that becomes a party hereto pursuant to Section 7.10 (Additional Grantors) (each a “Grantor” and, collectively, the “Grantors”), in favor of Citicorp USA, Inc. (“CUSA”), as agent (in such capacity, the “Administrative Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).
W i t n e s s e t h:
          Whereas, pursuant to the Credit Agreement, dated as of March 20, 2006 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company and certain of its subsidiaries (collectively, the “Borrowers”), the Lenders and Issuers party thereto and CUSA, as agent for the Lenders and Issuers, the Lenders and the Issuers have severally agreed to make extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein;
          Whereas, the Grantors are party to a Guaranty pursuant to which they have guaranteed the Guaranteed Obligations (as defined in the Guaranty); and
          Whereas, it is a condition precedent to the obligation of the Lenders and the Issuers to make their respective extensions of credit to the Borrowers under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent;
          Now, therefore, in consideration of the premises and to induce the Lenders, the Issuers and the Administrative Agent to enter into the Credit Agreement and to induce the Lenders and the Issuers to make their respective extensions of credit to the Borrowers thereunder, each Grantor hereby agrees with the Administrative Agent as follows:
     ARTICLE I Defined Terms
          Section 1.1 Definitions
          (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein have the meanings given to them in the Credit Agreement.
          (b) Terms used herein without definition that are defined in the UCC have the meanings given to them in the UCC, including the following terms (which are capitalized herein):
“Account Debtor”
“Account”
“Certificated Security”
“Chattel Paper”
“Commercial Tort Claim”
“Commodity Account”
“Deposit Account”
“Documents”
“Entitlement Holder”
“Entitlement Order”
“Equipment”

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“Financial Asset”
“General Intangible”
“Goods”
“Instruments”
“Inventory”
“Investment Property”
“Letter-of-Credit Right”
“Proceeds”
“Securities Account”
“Security”
“Security Entitlement”
          (c) The following terms shall have the following meanings:
          “Additional Pledged Collateral” means any Pledged Collateral acquired by any Grantor after the date hereof and in which a security interest is granted pursuant to Section 2.2 (Grants of Security Interests in Collateral), including, to the extent a security interest is granted therein pursuant to Section 2.2 (Grants of Security Interests in Collateral), (i) all Stock and Stock Equivalents of any Person that are acquired by any Grantor after the date hereof, together with all certificates, instruments or other documents representing any of the foregoing and all Security Entitlements of any Grantor in respect of any of the foregoing, (ii) all additional Indebtedness from time to time owed to any Grantor by any obligor on the Pledged Debt Instruments and the Instruments evidencing such Indebtedness and (iii) all interest, cash, Instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any of the foregoing. “Additional Pledged Collateral” may be General Intangibles, Instruments or Investment Property.
          “Agreement” means this Pledge and Security Agreement.
          “Collateral” has the meaning specified in Section 2.1 (Collateral).
          “Copyright Licenses” means any agreement, contract, instrument or other documents, whether written or oral, naming any Grantor as licensor or licensee granting any right under any Copyright, including the grant of any right to copy, publicly perform, create derivative works, manufacture, distribute, exploit or sell materials derived from any Copyright.
          “Copyrights” means (a) all copyrights and mask works rights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any foreign counterparts thereof, and (b) the right to obtain all renewals thereof.
          “Credit Agreement Obligations” means “Secured Obligations” as defined in the Credit Agreement; provided, however, that “Credit Agreement Obligations” shall not include any of the Existing Note Obligations.
          “Excluded Benefit Plan Assets” means all assets in any irrevocable trust, which any Group Member has established as a grantor for the benefit of current or former highly compensated employees, associated with the funding of any employee benefit plans within the

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meaning of Section 3(2) of ERISA, including any trusts relating to executive deferred compensation plans or agreements maintained, sponsored or contributed to by any Group Member.
          “Excluded Equity” means any Voting Stock in excess of 65% of the total outstanding Voting Stock of (a) any direct Subsidiary of any Grantor that is (i) a Foreign Regarded Subsidiary or (ii) a Disregarded Entity that owns more than 65% or more of the Voting Stock of a Foreign Regarded Entity or (b) ACS Global, Inc. For the purposes of this definition, “Voting Stock” means, as to any issuer, the issued and outstanding shares of each class of capital stock or other ownership interests of such issuer entitled to vote (within the meaning of Treasury Regulations § 1.956-2(c)(2)).
          “Excluded Property” means, collectively, (i) Excluded Equity, (ii) any permit, lease, license, contract, instrument or other agreement held by any Grantor that prohibits or requires the consent of any Person other than any Borrower and its Affiliates as a condition to the creation by such Grantor of a Lien thereon, or any permit, lease, license contract, instrument or other agreement held by any Grantor to the extent that any Requirement of Law applicable thereto prohibits the creation of a Lien thereon, but only, in each case, to the extent, and for so long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other Requirement of Law, (iii) any “intent to use” Trademark applications for which a statement of use has not been filed (but only until such statement is filed), (iv) Equipment owned by any Grantor that is subject to a purchase money Lien or a Capital Lease if the contract or other agreement in which such Lien is granted (or in the documentation providing for such Capital Lease) prohibits or requires the consent of any Person other than any Borrower and its Affiliates as a condition to the creation of any other Lien on such Equipment, (v) Excluded Benefit Plan Assets and (vi) any Collateral deemed to be “Excluded Property” under Section 2.2(c); provided, however, “Excluded Property” shall not include any Proceeds, substitutions or replacements of Excluded Property (unless such Proceeds, substitutions or replacements would constitute Excluded Property).
          “Existing Indenture” means the Indenture, dated as of June 6, 2005, between the Company and The Bank of New York Trust Company, N.A., as trustee, as supplemented by the First Supplemental Indenture and the Second Supplemental Indenture.
          “Existing Note” means each of the notes issued under and governed by the Existing Indenture.
          “Existing Note Obligations” means all obligations of the Company under the Existing Notes.
          “First Supplemental Indenture” means the First Supplemental Indenture, dated June 6, 2005, between the Company and The Bank of New York Trust Company, N.A., as trustee, but not as thereafter may be supplemented or amended.
          “Intellectual Property” means, collectively, (a) all rights, title, interests, priorities and privileges of any Grantor relating to intellectual and industrial property, whether arising under United States, multinational or foreign laws or otherwise, including Copyrights, Patents, Trademarks, trade secrets, Internet domain names, websites, advertising rights, rights in designs, including registrations thereof, and all rights in data and (b) all rights to income, royalties, proceeds and damages now or hereafter due and/or payable under and with respect thereto,

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including all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.
          “Intellectual Property Licenses” means, collectively, Copyright Licenses, Patent Licenses, and Trademark Licenses.
          “Intercompany Note” means any promissory note evidencing loans made by any Grantor or any of its Subsidiaries to any of its Subsidiaries or another Grantor.
          “Licensed Material Intellectual Property” means Intellectual Property licensed to a Grantor (including Patent Licenses, Trademark Licenses and Copyright Licenses) and material to the Group Members, taken as a whole.
          “LLC” means each limited liability company in which a Grantor has an interest, including those set forth on Schedule 2 (Pledged Collateral).
          “LLC Agreement” means each operating agreement with respect to a LLC, as each agreement has heretofore been, and may hereafter be, amended, restated, supplemented or otherwise modified from time to time.
          “Material Intellectual Property” means the Owned Material Intellectual Property and the Licensed Material Intellectual Property.
          “Owned Material Intellectual Property” means Intellectual Property owned by a Grantor and material to the Group Members, taken as a whole.
          “Partnership” means each partnership in which a Grantor has an interest, including those set forth on Schedule 2 (Pledged Collateral).
          “Partnership Agreement” means each partnership agreement governing a Partnership, as each such agreement has heretofore been, and may hereafter be, amended, restated, supplemented or otherwise modified.
          “Patents” means (a) all patents and statutory invention registrations of the United States, any other country or any political subdivision thereof and all reissues and extensions thereof, (b) all applications therefor (along with all patents issuing thereon) and all divisionals, continuations and continuations-in-part thereof and reexaminations, extensions and restorations of the foregoing.
          “Patent License” means all agreements, contracts, instruments or other documents, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, have manufactured, use, import, sell or offer for sale any invention covered in whole or in part by a Patent.
          “Pledged Certificated Stock” means all Certificated Securities and any other Stock and Stock Equivalent of a Person evidenced by a certificate, Instrument or other equivalent document, in each case owned by any Grantor, including all Stock listed on Schedule 2 (Pledged Collateral).

Pledge and Security Agreement
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          “Pledged Collateral” means, collectively, the Pledged Stock, Pledged Debt Instruments, any other Investment Property of any Grantor, all chattel paper, certificates or other Instruments representing any of the foregoing and all Security Entitlements of any Grantor in respect of any of the foregoing. Pledged Collateral may be General Intangibles, Instruments or Investment Property.
          “Pledged Debt Instruments” means all right, title and interest of any Grantor in Instruments evidencing any Indebtedness owed to such Grantor, including all Indebtedness described on Schedule 2 (Pledged Collateral), issued by the obligors named therein.
          “Pledged Stock” means all Pledged Certificated Stock and all Pledged Uncertificated Stock. For purposes of this Agreement, the term “Pledged Stock” shall not include any Excluded Equity.
          “Pledged Uncertificated Stock” means any Stock or Stock Equivalent of any Person that is not a Pledged Certificated Stock, including all right, title and interest of any Grantor as a limited or general partner in any Partnership or as a member of any LLC and all right, title and interest of any Grantor in, to and under any Partnership Agreement or LLC Agreement to which it is a party.
          “Receivables Collateral” means (a) all accounts receivable and all Proceeds thereof and (b) to the extent not required to secure the Existing Note Obligations under the Supplemental Indentures and to the extent not otherwise included in clause (a), all Accounts and all Proceeds thereof.
          “Second Supplemental Indenture” means the Second Supplemental Indenture, dated June 6, 2005, between the Company and The Bank of New York Trust Company, N.A., as trustee, but not as thereafter may be supplemented or amended.
          “Secured Obligations” means “Secured Obligations” as defined in the Credit Agreement. For purposes of this Agreement, to the extent required under Section 301 of each Supplemental Indenture, until such time as the Company shall cease to be subject to the covenants set forth therein (whether as a result of defeasance (legal or covenant), discharge, waiver, amendment or otherwise), “Secured Obligations” shall expressly include all Existing Note Obligations; provided, however, that such Existing Note Obligations shall not be deemed “Secured Obligations” (a) with respect to the Receivables Collateral and (b) to the extent an exception is otherwise available under the Supplemental Indentures (including, without limitation, under Section 301(a)(ix) or Section 301(c) thereof).
          “Securities Act” means the Securities Act of 1933, as amended.
          “Supplemental Indenture” means each of the First Supplemental Indenture and the Second Supplemental Indenture.
          “Third Party Intellectual Property Rights” means any right, title or interest of any Person under patent, copyright, trademark or trade secret law or any other statutory provision or common law doctrine relating to Intellectual Property.

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          “Trademark License” means any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark.
          “Trademarks” means (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and, in each case, all goodwill associated therewith, whether now existing or hereafter adopted or acquired, all registrations and recordings thereof and all applications in connection therewith, in each case whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, and (b) the right to obtain all renewals thereof.
          “UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Administrative Agent’s and the Secured Parties’ security interests in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.
          “Vehicles” means all vehicles covered by a certificate of title law of any state.
          Section 1.2 Certain Other Terms
          (a) In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.”
          (b) The terms “herein,” “hereof,” “hereto” and “hereunder” and similar terms refer to this Agreement as a whole and not to any particular Article, Section, subsection or clause in this Agreement.
          (c) References herein to an Annex, Schedule, Article, Section, subsection or clause refer to the appropriate Annex or Schedule to, or Article, Section, subsection or clause in this Agreement.
          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
          (e) Where the context requires, provisions relating to any Collateral, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or any relevant part thereof.
          (f) Any reference in this Agreement to a Loan Document shall include all appendices, exhibits and schedules thereto, and, unless specifically stated otherwise all amendments, restatements, supplements or other modifications thereto, and as the same may be in effect at any time such reference becomes operative.
          (g) The term “including” means “including without limitation” except when used in the computation of time periods.

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          (h) The terms “Lender,” “Issuer,” “Administrative Agent” and “Secured Party” include their respective successors.
          (i) References in this Agreement to any statute shall be to such statute as amended or modified and in effect from time to time.
     ARTICLE II Grant of Security Interest
          Section 2.1 Collateral
          For the purposes of this Agreement, all of the following property now owned or at any time hereafter acquired by a Grantor or in which a Grantor now has or at any time in the future may acquire any right, title or interest is collectively referred to as the “Collateral”:
          (a) all Accounts;
          (b) all Chattel Paper;
          (c) all Deposit Accounts;
          (d) all Documents;
          (e) all Equipment;
          (f) all General Intangibles;
          (g) all Instruments;
          (h) all Inventory;
          (i) all Investment Property;
          (j) all Letter-of-Credit Rights;
          (k) all Vehicles;
          (l) the Commercial Tort Claims described on Error! Reference source not found.6 (Commercial Tort Claims) and on any supplement thereto received by the Administrative Agent pursuant to Section 4.8 (Notice of Commercial Tort Claims);
          (m) all books and records pertaining to the other property described in this Section 2.1;
          (n) all other Goods and personal property of such Grantor, whether tangible or intangible and wherever located; and
          (o) to the extent not otherwise included, all Proceeds;

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provided, however, that “Collateral” shall not include any Excluded Property; and provided, further, that if and when any property shall cease to be Excluded Property, such property shall be deemed at all times from and after the date hereof to constitute Collateral.
          Section 2.2 Grants of Security Interests in Collateral
          (a) Each Grantor, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Credit Agreement Obligations of such Grantor, hereby mortgages, pledges and hypothecates to the Administrative Agent for the benefit of the Secured Parties, other than any holder of the Existing Note Obligations in its capacity as such, and grants to the Administrative Agent for the benefit of the Secured Parties, other than any holder of the Existing Note Obligations in its capacity as such, a lien on and security interest in, all of its right, title and interest in, to and under the Receivables Collateral of such Grantor.
          (b) Each Grantor, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of such Grantor, hereby mortgages, pledges and hypothecates to the Administrative Agent for the benefit of the Secured Parties, and grants to the Administrative Agent for the benefit of the Secured Parties a lien on and security interest in, all of its right, title and interest in, to and under the Collateral (other than the Receivables Collateral) of such Grantor; provided, however, that, if and when any property that at any time constituted Excluded Property becomes Collateral, the Administrative Agent shall have, and at all times from and after the date hereof be deemed to have had, a security interest in such property.
          (c) Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, any Lien or security interest granted under this Agreement or any other Loan Document on any Collateral consisting of “securities” (as such term is used in Rule 3-16 of Regulation S-X under the Securities Act or any replacement rule or regulation hereafter adopted (“Rule 3-16 of Regulation S-X”)) of any Subsidiary of the Company shall at all times be limited to the greatest portion of such Collateral that would not require the financial statements for such Subsidiary to be filed under Rule 3-16 of Regulation S-X, and the portion of such Collateral in excess thereof shall be deemed “Excluded Property”; provided, however, that such limitation shall not be applicable (and such Collateral shall not be deemed “Excluded Property”) (i) if an Event of Default under Section 9.1(f) of the Credit Agreement has occurred and is continuing, (ii) upon written notice by the Administrative Agent if any other Event of Default has occurred and is continuing or (iii) if the Company shall cease to be subject to the covenants set forth in Section 301 of each Supplemental Indenture (whether as a result of defeasance (legal or covenant), discharge, waiver, amendment or otherwise).
          Section 2.3 Cash Collateral Accounts
          The Administrative Agent has established a Deposit Account at Citibank, N.A., designated as “Citicorp USA, Inc. – [Affiliated Computer Services, Inc.] Cash Collateral Account”. Such Deposit Account shall be a Cash Collateral Account.

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     ARTICLE III Representations and Warranties
          To induce the Lenders, the Issuers and the Administrative Agent to enter into the Credit Agreement, each Grantor hereby represents and warrants each of the following to the Administrative Agent, the Lenders, the Issuers and the other Secured Parties:
          Section 3.1 Title; No Other Liens
          Except for the Liens granted to the Administrative Agent pursuant to this Agreement and the other Liens permitted to exist on the Collateral under the Credit Agreement, such Grantor (a) is the record and beneficial owner of the Pledged Collateral pledged by it hereunder constituting Instruments or Certificated Securities, (b) is the Entitlement Holder of all such Pledged Collateral constituting Investment Property held in a Securities Account and (c) has rights in or the power to transfer each other item of Collateral in which a Lien is granted by it hereunder, free and clear of any other Lien.
          Section 3.2 Perfection and Priority
          The security interests granted pursuant to this Agreement shall constitute valid and continuing perfected security interests in favor of the Administrative Agent in the Collateral (other than (A) Letters of Credit Rights not constituting Supporting Obligations, (B) cash or Cash Equivalents held in any Deposit Accounts other than any Cash Collateral Account, (C) Securities held in any Securities Accounts and (D) Vehicles) for which perfection is governed by the UCC or filing with the United States Copyright Office or with the United States Patent and Trademark Office upon (i) in the case of all Collateral in which a security interest may be perfected by filing a financing statement under the UCC, the completion of the filings and other actions specified on Schedule 3 (Filings) and payment of all filing fees, (ii) the execution of a control agreement executed by the Grantor, the Administrative Agent and Citibank, N.A. with respect to the “Citicorp USA, Inc. – [Affiliated Computer Services, Inc.] Cash Collateral Account”, which agreement shall be in form and substance reasonably satisfactory to the Administrative Agent and (iii) in the case of Copyrights, Trademarks and Patents, all appropriate filings with respect thereto having been made with the United States Copyright Office or with the United States Patent and Trademark Office, as applicable. Such security interest shall be prior to all other Liens on the Collateral except for Customary Permitted Liens having priority over the Administrative Agent’s Lien by operation of law or otherwise as permitted under the Credit Agreement.
          Section 3.3 Jurisdiction of Organization; Chief Executive Office
          Such Grantor’s jurisdiction of organization, legal name, organizational identification number, if any, and the location of such Grantor’s chief executive office or principal place of business, in each case as of the date hereof, is specified on Schedule 1 (Jurisdiction of Organization; Principal Executive Office) and such Schedule 1 (Jurisdiction of Organization; Principal Executive Office) also lists all jurisdictions of incorporation, legal names and locations of such Grantor’s chief executive office or principal place of business.
          Section 3.4 Inventory and Equipment
          On the date hereof, such Grantor’s Inventory and Equipment (other than mobile goods and Inventory or Equipment in transit or leased Equipment) are kept at the locations listed on Schedule 4 (Location of Inventory and Equipment).

Pledge and Security Agreement
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          Section 3.5 Pledged Collateral
          (a) The Pledged Stock pledged hereunder by such Grantor is listed on Schedule 2 (Pledged Collateral), as the same may be amended or supplemented by any Pledge Amendment or Joinder Agreement, and constitutes that percentage of the issued and outstanding equity of all classes of each issuer thereof as set forth on Schedule 2 (Pledged Collateral).
          (b) All of the Pledged Stock (other than Pledged Stock in limited liability companies and partnerships) has been duly authorized, validly issued and is fully paid and nonassessable.
          (c) All Pledged Collateral and, if applicable, any Additional Pledged Collateral, consisting of Certificated Securities or Instruments has been delivered to the Administrative Agent in accordance with Section 4.4(a) (Pledged Collateral) or Section 4.6 (Delivery of Instruments and Chattel Paper) and Section 7.13 of the Credit Agreement.
          (d) Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall be entitled to exercise all of the rights of the Grantor granting the security interest in any Pledged Stock, and if in connection with the exercise of the Administrative Agent’s rights under Article V (Remedial Provisions) in accordance therewith the Pledged Stock is transferred or assigned, such transferee or assignee of such Pledged Stock shall become a holder of such Pledged Stock to the same extent as such Grantor and be entitled to participate in the management of the issuer of such Pledged Stock and, upon the transfer of the entire interest of such Grantor, such Grantor shall, by operation of law, cease to be a holder of such Pledged Stock.
          Section 3.6 Accounts
          No amount payable to such Grantor under or in connection with any Account is evidenced by any Instrument or Chattel Paper that has not been delivered to the Administrative Agent, properly endorsed for transfer, to the extent delivery is required by Section 4.4 (Pledged Collateral).
          Section 3.7 Intellectual Property
          (a) Schedule 5 (Intellectual Property) sets forth a true and complete list of (i) all registered Owned Material Intellectual Property of such Grantor on the date hereof and (ii) all Licensed Material Intellectual Property of such Grantor on the date hereof that is licensed pursuant to a written agreement, contract, instrument or other document.
          (b) To such Grantor’s knowledge, all Owned Material Intellectual Property of such Grantor is valid, in full force and effect, unexpired and enforceable, has not been adjudged invalid and has not been abandoned. All Owned Material Property is subsisting.
          (c) The business of the Group Members, taken as a whole, including the use of the Material Intellectual Property in connection therewith, does not infringe, misappropriate, dilute or violate Third Party Intellectual Property Rights, except any such infringement, misappropriation, dilution or violation which could not reasonably be expected to adversely affect the operating profit of the Group Members, taken as a whole, by $100,000,000 or more in the aggregate in any Fiscal Year.

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          (d) Except as set forth in Schedule 5 (Intellectual Property), none of the Owned Material Intellectual Property of such Grantor is the subject of any exclusive licensing agreement pursuant to which such Grantor is the exclusive licensor.
          (e) (i) No holding, decision or judgment has been rendered by any Governmental Authority against such Grantor or the Owned Material Intellectual Property that would limit, cancel, question the validity of or otherwise impair the ownership, validity or enforceability of any Owned Material Intellectual Property and (ii) to such Grantor’s knowledge, no holding, decision or judgment has been rendered by any Governmental Authority against such Grantor that would limit, cancel, question the validity or otherwise impair any Licensed Material Intellectual Property, in each case except for such limitations, cancellations, questions or other impairment of ownership, validity or enforceability that could not reasonably be expected to adversely affect the operating profit of the Group Members, taken as a whole, by $100,000,000 or more in the aggregate in any Fiscal Year.
          (f) No action or proceeding seeking to limit, cancel or question the validity of or otherwise impair any Owned Material Intellectual Property of such Grantor or such Grantor’s ownership interest therein is pending or, to such Grantor’s knowledge, threatened, except for such limitations, cancellations, questions or other impairment of ownership, validity or enforceability that could not reasonably be expected to adversely affect the operating profit of the Group Members, taken as a whole, by $100,000,000 or more in the aggregate in any Fiscal Year.
          Section 3.8 Commercial Tort Claims
          The only Commercial Tort Claims of any Grantor existing on the date hereof for which litigation has been commenced are those listed on Error! Reference source not found. (Commercial Tort Claims), which sets forth such information separately for each Grantor.
     ARTICLE IV Covenants
          Each Grantor agrees with the Administrative Agent to the following, as long as any Obligation or Commitment remains outstanding and, in each case, unless the Requisite Lenders otherwise consent in writing:
          Section 4.1 Generally
          Such Grantor shall (a) except for the security interests created by this Agreement, not create or suffer to exist any Lien upon or with respect to any Collateral, except Liens permitted under Section 8.2 (Liens, Etc.) of the Credit Agreement, (b) not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement, any other Loan Document, any Requirement of Law or any policy of insurance covering the Collateral, if such unlawful use or use in violation of any Requirement of Law or any policy of insurance could reasonably be expected to have a Material Adverse Effect (c) not sell, transfer or assign (by operation of law or otherwise) any Collateral except as permitted under the Credit Agreement, (d) not enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any Collateral except as permitted under the Credit Agreement and (e) promptly notify the Administrative Agent of its entry into any agreement or assumption of undertaking that restricts the ability to sell, assign or transfer any Collateral regardless of whether or not it has a Material Adverse Effect.

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          Section 4.2 Maintenance of Perfected Security Interest; Further Documentation
          (a) Such Grantor shall maintain the security interests created by this Agreement as perfected security interests having at least the priorities described in Section 3.2 (Perfection and Priority) and Section 2.2 (Grants of Security Interests in Collateral) and shall defend such security interests and the applicable priorities of such security interests against the claims and demands of all Persons.
          (b) Such Grantor shall furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail and in form and substance satisfactory to the Administrative Agent.
          (c) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor shall promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further action as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including (a) the filing of any financing or continuation statement under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby and (b) subject to the proviso in the last paragraph of Section 7.13 of the Credit Agreement, amendments or modifications to this Agreement to grant the Secured Parties the benefit of the exceptions available under the Existing Indenture for any additional obligations and Liens incurred under the Loan Documents.
          Section 4.3 Changes in Locations, Name, Etc.
          Except upon 15 days’ prior written notice to the Administrative Agent and delivery to the Administrative Agent of all additional financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein, such Grantor shall not do any of the following:
     (i) change its jurisdiction of organization or its location (within the meaning of Section 9-307 of the UCC), in each case from that referred to in Section 3.3 (Jurisdiction of Organization; Chief Executive Office); or
     (ii) change its legal name or organizational identification number, if any, or corporation, limited liability company or other organizational structure to such an extent that any financing statement filed in connection with this Agreement would become misleading.
          Section 4.4 Pledged Collateral
          (a) Such Grantor shall deliver to the Administrative Agent, all certificates and Instruments representing or evidencing any Pledged Collateral (including Additional Pledged Collateral, but excluding (1) any Instrument or Chattel Paper that is excluded from the delivery requirements of Section 4.6 (Delivery of Instruments and Chattel Paper) and (2) Pledged Stock issued by a Foreign Subsidiary that is a Non-Material Subsidiary), whether now existing or hereafter acquired, in suitable form for transfer by delivery or, as applicable, accompanied by

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such Grantor’s endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Administrative Agent, together, in respect of any Additional Pledged Collateral, with a Pledge Amendment, duly executed by the Grantor, in substantially the form of Annex 1 (Form of Pledge Amendment), an acknowledgment and agreement to a Joinder Agreement duly executed by the Grantor, in substantially the form in the form of Annex 2 (Form of Joinder Agreement), or such other documentation reasonably acceptable to the Administrative Agent. Such Grantor authorizes the Administrative Agent to attach each Pledge Amendment to this Agreement. During the continuance of an Event of Default, the Administrative Agent shall have the right, at any time in its discretion and without notice to the Grantor, (A) where permitted by applicable law, to transfer to or to register in its name or in the name of its nominees any Pledged Collateral and (B) to exchange any certificate or instrument representing or evidencing any Pledged Collateral for certificates or instruments of smaller or larger denominations.
          (b) Except as provided in Article V (Remedial Provisions), such Grantor shall be entitled to receive all cash dividends paid in respect of the Pledged Collateral (other than liquidating or distributing dividends not permitted by clause (a) or (b) of Section 8.5 of the Credit Agreement) with respect to the Pledged Collateral.
          (c) Except as provided in Article V (Remedial Provisions), such Grantor shall be entitled to exercise all voting, consent and corporate, partnership, limited liability company and similar rights with respect to the Pledged Collateral; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by such Grantor that would result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.
          (d) Such Grantor shall not grant “control” (within the meaning of such term under Article 9-106 of the UCC) over any Investment Property to any Person other than the Administrative Agent.
          (e) In the case of each Grantor that is an issuer of Pledged Collateral, such Grantor shall not, without the consent of the Requisite Lenders under the Credit Agreement elect to treat any membership interest or partnership interest that is part of the Pledged Collateral as a “security” under Section 8-103 of the UCC, or any election to turn any previously uncertificated Stock that is part of the Pledged Collateral into certificated Stock unless such Grantor complies with Section 4.4(a) (Pledged Collateral).
          Section 4.5 Accounts
          Except as otherwise consented to by the Administrative Agent, such Grantor shall not, other than in the ordinary course of business, (i) grant any extension of the time of payment of any Account, (ii) compromise or settle any Account for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Account, (iv) allow any credit or discount on any Account or (v) amend, supplement or modify any Account in any manner that could adversely affect the value thereof.
          Section 4.6 Delivery of Instruments and Chattel Paper
          If any amount payable (a) by any Group Member or (b) by any Person other than a Group Member with an outstanding principal balance in excess of $1,000,000 individually or

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$20,000,000 in the aggregate, in each case under or in connection with any Collateral owned by such Grantor shall be or become evidenced by an Instrument or Chattel Paper, such Grantor shall promptly deliver such Instrument or Chattel Paper to the Administrative Agent, duly indorsed in a manner reasonably satisfactory to the Administrative Agent, or, if consented to by the Administrative Agent, shall mark all such Instruments and Chattel Paper with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of Citicorp USA, Inc., as Administrative Agent”.
          Section 4.7 Intellectual Property
          (a) Subject to the good faith exercise of its reasonable business judgment consistent with past practices, such Grantor (either itself or through licensees) shall (i) continue to use each Trademark that is Owned Material Intellectual Property in order to maintain such Trademark in full force and effect with respect to each class of goods for which such Trademark is currently used, free from any claim of abandonment for non-use, (ii) maintain consistent with past practice the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law and (iv) not intentionally (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark (or any goodwill associated therewith) may become destroyed, invalidated, impaired or harmed in any material way. Such Grantor shall obtain and file all documents necessary to perfect a security interest pursuant to this Agreement in favor of the Administrative Agent promptly upon adopting or using any mark that is confusingly similar or a colorable imitation of such Trademark, as reasonably determined by such Grantor.
          (b) Subject to the good faith exercise of its reasonable business judgment consistent with past practices, such Grantor (either itself or through licensees) shall not (and shall not permit or direct by express act or omission any licensee or sublicense thereof to) intentionally do any act, or omit to do any act, whereby any issued Patent that is Owned Material Intellectual Property may become forfeited, abandoned or dedicated to the public.
          (c) Subject to the good faith exercise of its reasonable business judgment consistent with past practices, such Grantor (either itself or through licensees) (i) shall not (and shall not permit any licensee or sublicensee thereof to) do any act or omit to do any act whereby any portion of the Copyrights that is Material Intellectual Property may become invalidated or otherwise impaired and (ii) shall not (either itself or through licensees) intentionally do any act whereby any portion of the Copyrights that is Owned Material Intellectual Property may fall into the public domain.
          (d) Subject to the good faith exercise of its reasonable business judgment consistent with past practices, such Grantor (either itself or through licensees) shall not do any act, or omit to do any act, whereby any trade secret that is Owned Material Intellectual Property may become publicly available or otherwise unprotectable.
          (e) Such Grantor (either itself or through licensees) shall not do any act that knowingly infringes, misappropriates, dilutes or violates any Third Party Intellectual Property Rights.
          (f) Such Grantor shall notify the Administrative Agent within 30 days if it knows, or reasonably believes, that any application or registration relating to any Owned Material

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Intellectual Property is likely to become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) that is out of the ordinary course of prosecution of any registration for the Owned Material Intellectual Property, as reasonably determined by such Grantor.
          (g) Whenever such Grantor, either by itself or through any agent, licensee or designee, shall file an application to be owned by the Grantor for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency within or outside the United States or register any Internet domain name, such Grantor shall report to the Administrative Agent (i) such application filing within 60 days after the day such filing occurs and (ii) such registration of an Internet domain name after the last day of the fiscal year in which such registration occurs. Upon request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent’s security interest in any Copyright, Patent, Trademark or Internet domain name and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.
          (h) Subject to the good faith exercise of its reasonable business judgment consistent with past practices, such Grantor shall take all reasonable actions that are (i) necessary or (2) requested by the Administrative Agent, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency and any Internet domain name registrar, to maintain and pursue each application for registration and recording (and to obtain the relevant registration or recording) and to maintain each registration and recording of any Copyright, Trademark, Patent or Internet domain name that is Owned Material Intellectual Property, including filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition and interference and cancellation proceedings.
          (i) In the event that any Owned Material Intellectual Property is or has been infringed upon or misappropriated or diluted or violated by a third party, such Grantor shall notify the Administrative Agent promptly after such Grantor learns thereof. Subject to the good faith exercise of its reasonable business judgment consistent with past practices, such Grantor shall take appropriate action in response to such infringement, misappropriation, dilution, or violation of the Owned Material Intellectual Property, including promptly bringing suit for infringement, misappropriation or dilution or violation and to recover all damages for such infringement, misappropriation, dilution, or violation, and shall take such other actions as may be appropriate under the circumstances to protect such Owned Material Intellectual Property.
          (j) Unless otherwise agreed to by the Administrative Agent, such Grantor shall execute and deliver to the Administrative Agent all of the following for filing in form and substance reasonably acceptable to the Administrative Agent: (i) in the United States Copyright Office and any foreign counterparts thereof a short-form copyright security agreement in the form attached hereto as Annex 3 (Form of Short Form Intellectual Property Security Agreement) for all Copyrights owned by such Grantor (or such other form as may be required by such foreign counterparts), (ii) in the United States Patent and Trademark Office and with the Secretary of State of all appropriate States of the United States and any foreign counterparts of the foregoing a short-form Trademark security agreement in the form attached hereto as Annex 3 (Form of Short Form Intellectual Property Security Agreement) for all Trademarks owned by such Grantor (or

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such other form as may be required by such foreign counterparts), and (iii) in the United States Patent and Trademark Office and any foreign counterparts thereof a short-form Patent security agreement in form attached hereto as Annex 3 (Form of Short Form Intellectual Property Security Agreement) for all Patents owned by such Grantor (or such other form as may be required by such foreign counterparts) and (iv) with the appropriate Internet domain names of such Grantor to the Administrative Agent a short-form assignment agreement (together with appropriate supporting documentation as may be requested by the Administrative Agent). In the case of clause (iv) above, such Grantor hereby authorizes the Administrative Agent to file such assignment in such Grantor’s name and to otherwise perform in the name of such Grantor all other necessary actions to complete such assignment, and each Grantor agrees to perform all appropriate actions deemed necessary by the Administrative Agent for the Administrative Agent to ensure such Internet domain name is registered in the name of the Administrative Agent; provided, however, that, unless the taking of such actions is necessary to create, perfect or maintain a security interest pursuant to this Agreement in favor of the Administrative Agent, the Administrative Agent shall only take such actions after the occurrence of an Event of Default.
          Section 4.8 Notice of Commercial Tort Claims
          Such Grantor agrees that, if it shall acquire any interest in any Commercial Tort Claim for which litigation has been commenced (whether from another Person or because such Commercial Tort Claim shall have come into existence in excess of $5,000,000), (i) such Grantor shall, immediately upon such acquisition, deliver to the Administrative Agent, in each case in form and substance reasonably satisfactory to the Administrative Agent, a notice of the existence and nature of such Commercial Tort Claim and deliver a supplement to Error! Reference source not found. (Commercial Tort Claims) containing a specific description of such Commercial Tort Claim, (ii) the provision of Section 2.1 (Collateral) shall apply to such Commercial Tort Claim and (iii) subject to Sections 7.13 and 11.20 of the Credit Agreement, such Grantor shall execute and deliver to the Administrative Agent, in each case in form and substance reasonably satisfactory to the Administrative Agent, any certificate, agreement and other document, and take all other action, deemed by the Administrative Agent to be reasonably necessary or appropriate for the Administrative Agent to obtain, on behalf of the Lenders, a first-priority, perfected security interest in all such Commercial Tort Claims. Any supplement to Error! Reference source not found. (Commercial Tort Claims) delivered pursuant to this Section 4.8 (Notice of Commercial Tort Claims) shall, after the receipt thereof by the Administrative Agent, become part of Error! Reference source not found. (Commercial Tort Claims) for all purposes hereunder other than in respect of representations and warranties made prior to the date of such receipt.
ARTICLE V       Remedial Provisions
          Section 5.1 Code and Other Remedies
          During the continuance of an Event of Default, the Administrative Agent may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such

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circumstances forthwith collect, receive, appropriate and realize upon any Collateral, and may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver any Collateral (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent shall have the right upon any such public sale or sales, and, to the extent permitted by the UCC and other applicable law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places that the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.1, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and any other Secured Party hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as the Credit Agreement shall prescribe, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, need the Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any other Secured Party arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.
          Section 5.2 Accounts and Payments in Respect of General Intangibles
          (a) In addition to, and not in substitution for, any similar requirement in the Credit Agreement, if required by the Administrative Agent at any time during the continuance of an Event of Default, any payment of Accounts or payment in respect of General Intangibles, when collected by any Grantor, shall be promptly (and, in any event, within [two Business Days]) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent, in a Cash Collateral Account, subject to withdrawal by the Administrative Agent as provided in Section 5.4 (Proceeds to be Turned Over To Administrative Agent). Until so turned over or turned over, such payment shall be held by such Grantor in trust for the Administrative Agent, segregated from other funds of such Grantor. Each such deposit of Proceeds of Accounts and payments in respect of General Intangibles shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.
          (b) At the Administrative Agent’s request, during the continuance of an Event of Default, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions that gave rise to the Accounts or payments in respect of General Intangibles, including all original orders, invoices and shipping receipts.

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          (c) The Administrative Agent may, without notice, at any time during the continuance of an Event of Default, limit or terminate the authority of a Grantor to collect its Accounts or amounts due under General Intangibles or any thereof.
          (d) The Administrative Agent in its own name or in the name of others may at any time during the continuance of an Event of Default communicate with Account Debtors to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Account or amounts due under any General Intangible.
          (e) Upon the request of the Administrative Agent at any time during the continuance of an Event of Default, each Grantor shall notify Account Debtors that the Accounts or General Intangibles have been collaterally assigned to the Administrative Agent and that payments in respect thereof shall be made directly to the Administrative Agent. In addition, the Administrative Agent may at any time during the continuance of an Event of Default enforce such Grantor’s rights against such Account Debtors and obligors of General Intangibles.
          (f) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Accounts and payments in respect of General Intangibles to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Administrative Agent nor any other Secured Party shall have any obligation or liability under any agreement giving rise to an Account or a payment in respect of a General Intangible by reason of or arising out of this Agreement or the receipt by the Administrative Agent nor any other Secured Party of any payment relating thereto, nor shall the Administrative Agent nor any other Secured Party be obligated in any manner to perform any obligation of any Grantor under or pursuant to any agreement giving rise to an Account or a payment in respect of a General Intangible, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.
          Section 5.3 Pledged Collateral
          (a) During the continuance of an Event of Default, upon notice by the Administrative Agent to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any Proceeds of the Pledged Collateral and make application thereof to the Obligations in the order set forth in the Credit Agreement and (ii) the Administrative Agent or its nominee may exercise (A) any voting, consent, corporate and other right pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Pledged Collateral or otherwise and (B) any right of conversion, exchange and subscription and any other right, privilege or option pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any of the Pledged Collateral upon the merger, amalgamation, consolidation, reorganization, recapitalization or other fundamental change in the corporate or equivalent structure of any issuer of Pledged Stock, the right to deposit and deliver any Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it; provided, however, that the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

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          (b) In order to permit the Administrative Agent to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions that it may be entitled to receive hereunder, (i) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Administrative Agent all such proxies, dividend payment orders and other instruments as the Administrative Agent may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, such Grantor hereby grants to the Administrative Agent an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other Person (including the issuer of such Pledged Collateral or any officer or agent thereof) during the continuance of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations.
          (c) Each Grantor hereby expressly authorizes and instructs each issuer of any Pledged Collateral pledged hereunder by such Grantor to (i) comply with any instruction received by it from the Administrative Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that such issuer shall be fully protected in so complying and (ii) unless otherwise expressly permitted hereby, pay any dividend or other payment with respect to the Pledged Collateral directly to the Administrative Agent.
          Section 5.4 Proceeds to be Turned Over To Administrative Agent
          Unless otherwise expressly provided in the Credit Agreement, all Proceeds received by the Administrative Agent hereunder in cash or Cash Equivalents shall be held by the Administrative Agent in a Cash Collateral Account. All Proceeds while held by the Administrative Agent in a Cash Collateral Account (or by such Grantor in trust for the Administrative Agent) shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied as provided in the Credit Agreement.
          Section 5.5 Registration Rights
          (a) If the Administrative Agent shall determine to exercise its right to sell any the Pledged Stock pursuant to Section 5.1 (Code and Other Remedies), and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Collateral, or any portion thereof to be registered under the provisions of the Securities Act, the relevant Grantor shall use commercially reasonable efforts to cause the issuer thereof to (i) execute and deliver, and cause the directors and officers of such issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use commercially reasonable efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold and (iii) make all amendments thereto or to the related prospectus that, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the

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requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to use commercially reasonable efforts to cause such issuer to comply with the provisions of the securities or “Blue Sky” laws of any jurisdiction that the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act.
          (b) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any Pledged Stock by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise or may determine that a public sale is impracticable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers that shall be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any Pledged Stock for the period of time necessary to permit the issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such issuer would agree to do so.
          (c) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 5.5 valid and binding and in compliance with all other applicable Requirements of Law. Each Grantor further agrees that a breach of any covenant contained in this Section 5.5 will cause irreparable injury to the Administrative Agent and other Secured Parties, that the Administrative Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.5 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defense against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing under the Credit Agreement.
          Section 5.6 Deficiency
     Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorney employed by the Administrative Agent or any other Secured Party to collect such deficiency.
ARTICLE VI       The Administrative Agent
          Section 6.1 Administrative Agent’s Appointment as Attorney-in-Fact
          (a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any appropriate action and to execute any document or instrument that may be necessary or desirable to accomplish the purposes of this Agreement, and,

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without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any of the following:
     (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any check, draft, note, acceptance or other instrument for the payment of moneys due under any Account or General Intangible or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any such moneys due under any Account or General Intangible or with respect to any other Collateral whenever payable;
     (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any agreement, instrument, document or paper as the Administrative Agent may request to evidence the Administrative Agent’s security interest in such Intellectual Property and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby;
     (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repair or pay any insurance called for by the terms of this Agreement (including all or any part of the premiums therefor and the costs thereof);
     (iv) execute, in connection with any sale provided for in Section 5.1 (Code and Other Remedies) or 5.5 (Registration Rights), any endorsement, assignment or other instrument of conveyance or transfer with respect to the Collateral; or
     (v) (A) direct any party liable for any payment under any Collateral to make payment of any moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct, (B) ask or demand for, collect, and receive payment of and receipt for, any moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (C) sign and indorse any invoice, freight or express bill, bill of lading, storage or warehouse receipt, draft against debtors, assignment, verification, notice and other document in connection with any Collateral, (D) commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect any Collateral and to enforce any other right in respect of any Collateral, (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral, (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate, (G) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Trademark pertains) throughout the world for such term or terms, on such conditions, and in such manner as the Administrative Agent shall in its sole discretion determine, including the execution and filing of any document necessary to effectuate or record such assignment and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things that the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the

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Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.
Anything in this clause (a) to the contrary notwithstanding, the Administrative Agent agrees that it shall not exercise any right under the power of attorney provided for in this clause (a) unless an Event of Default shall be continuing.
          (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.
          (c) The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due Primary Revolving Loans that are Base Rate Loans under and as defined in the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.
          (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.
          Section 6.2 Duty of Administrative Agent
          The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to any Collateral. The powers conferred on the Administrative Agent hereunder are solely to protect the Administrative Agent’s interest in the Collateral and shall not impose any duty upon the Administrative Agent or any other Secured Party to exercise any such powers. The Administrative Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their respective officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.
          Section 6.3 Authorization of Financing Statements
          Each Grantor authorizes the Administrative Agent and its Affiliates, counsel and other representatives, at any time and from time to time, to file or record financing statements, amendments to financing statements, and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement, and such financing statements and amendments may describe the Collateral covered thereby as “all assets of the debtor”, “all personal property of the debtor” or words of similar

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effect. Each Grantor hereby also authorizes the Administrative Agent and its Affiliates, counsel and other representatives, at any time and from time to time, to file continuation statements with respect to previously filed financing statements. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.
          Section 6.4 Authority of Administrative Agent
          (a) Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Administrative Agent and the other Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.
          (b) Each Grantor and the Administrative Agent hereby agrees and acknowledges that, to the extent that the Administrative Agent has a security interest in or possession of any Collateral, the Administrative Agent is holding, and shall hold, such Collateral (and the security interest therein) for the benefit of and on behalf of each Secured Party, subject to the relative priorities set forth herein, in accordance with Section 8.301(a)(2), 9.313(a) and 9.313(c) of the UCC, if applicable.
     ARTICLE II Miscellaneous
          Section 7.1 Amendments in Writing
          None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 11.1 (Amendments, Waivers, Etc.) of the Credit Agreement; provided, however, that annexes to this Agreement may be supplemented (but no existing provisions may be modified and no Collateral may be released) through Pledge Amendments and Joinder Agreements, in substantially the form of Annex 1 (Form of Pledge Amendment) and Annex 2 (Form of Joinder Agreement) respectively, in each case duly executed by the Administrative Agent and each Grantor directly affected thereby.
          Section 7.2 Notices
          All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 11.8 (Notices, Etc.) of the Credit Agreement; provided, however, that any such notice, request or demand to or upon any Grantor shall be addressed to the Borrower’s notice address set forth in such Section 11.8.
          Section 7.3 No Waiver by Course of Conduct; Cumulative Remedies
          Neither the Administrative Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 7.1 (Amendments in Writing)), delay,

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indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Administrative Agent or such other Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
          Section 7.4 Successors and Assigns
          This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent and each other Secured Party and their successors and assigns; provided, however, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.
          Section 7.5 Counterparts
          This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple counterparts and attached to a single counterpart so that all signature pages are attached to the same document. Delivery of an executed counterpart by telecopy shall be effective as delivery of a manually executed counterpart.
          Section 7.6 Severability
          Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
          Section 7.7 Section Headings
          The Article and Section titles contained in this Agreement are, and shall be, without substantive meaning or content of any kind whatsoever and are not part of the agreement of the parties hereto.
          Section 7.8 Entire Agreement
          This Agreement together with the other Loan Documents represents the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.

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          Section 7.9 Governing Law
          This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.
          Section 7.10 Additional Grantors
          If, pursuant to Section 7.13 (Additional Collateral and Guaranties) of the Credit Agreement, the Company shall be required to cause any Subsidiary that is not a Grantor to become a Grantor hereunder, such Subsidiary shall execute and deliver to the Administrative Agent a Joinder Agreement substantially in the form of Annex 2 (Form of Joinder Agreement) and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Grantor party hereto on the Closing Date.
          Section 7.11 Release of Collateral
          (a) At the time provided in Section 10.8(b)(i) (Concerning the Collateral and the Collateral Documents) of the Credit Agreement, the Collateral shall be released from the Liens created hereby and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral of such Grantor held by the Administrative Agent hereunder and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.
          (b) If the Administrative Agent shall be directed or permitted pursuant to Section 10.8(b)(ii) or (iii) (Concerning the Collateral and the Collateral Documents) of the Credit Agreement to release any Lien created hereby upon any Collateral (including any Collateral sold or disposed of by any Grantor in a transaction permitted by the Credit Agreement), such Collateral shall be released from the Lien created hereby to the extent provided under, and subject to the terms and conditions set forth in, Section 10.8(b)(ii) or (iii) (Concerning the Collateral and the Collateral Documents) of the Credit Agreement. In connection therewith, the Administrative Agent, at the request and sole expense of the Company, shall execute and deliver to the Company all releases or other documents, including, without limitation, UCC termination statements, reasonably necessary or desirable for the release of the Lien created hereby on such Collateral. At the request and sole expense of the Company, a Grantor shall be released from its obligations hereunder in the event that all the capital stock of such Grantor shall be so sold or disposed; provided, however, that the Company shall have delivered to the Administrative Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Grantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Company in form and substance satisfactory to the Administrative Agent stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.
          Section 7.12 Reinstatement
          Each Grantor further agrees that, if any payment made by any Loan Party or other Person and applied to the Obligations is at any time annulled, avoided, set aside, rescinded,

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invalidated,declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by any Secured Party to such Loan Party, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of any Grantor in respect of the amount of such payment.
[Signature Pages Follow]

          In witness whereof, each of the undersigned has caused this Pledge and Security Agreement to be duly executed and delivered as of the date first above written.

Affiliated Computer Services, Inc.,
ACS Application Management Services, Inc.
ACS BRC Holdings, Inc.,
ACS Business Resources Corporation,
ACS Business Services, LLC,
ACS Commercial Solutions, Inc.,
ACS Consultant Company, Inc.,
ACS Consultant Holdings Corporation,
ACS Defense, LLC,
ACS/ECG Holdings, LLC,
ACS EDI Gateway, Inc.,
ACS Education Services, Inc.,
ACS Education Solutions, LLC,
ACS Enterprise Solutions, Inc.,
ACS Federal Healthcare, LLC.,
ACS Global, Inc.,
ACS Government Systems, Inc.,
ACS Health Care, Inc.,
ACS Heritage, inc.,
ACS HR Solutions, LLC,
ACS Human Resources Solutions, Inc.,
ACS Human Services, LLC,
ACS Image Solutions, Inc.,
ACS Lending, Inc.,
ACS Middle East, Inc.,
ACS Outsourcing Solutions, Inc.,
ACS Print and Mail Services, Inc.,
ACS State & Local Solutions, Inc.,
ACS State Healthcare, LLC,
ACS TradeOne Marketing, Inc.,
ACS Transport Solutions, Inc.,
Agilera, Inc.,
Agilera Messaging, Inc.,
Concera Corporation,
Digital Information Systems Company, L.L.C.,
etravelexperts, LLC,
Government Records Services, Inc.,
as Grantors

By:	/s/ Nancy P. Vineyard
	Name:	Nancy P. Vineyard
	Title:	Treasurer

Health Technology Acquisition Company,
LiveBridge, inc.,
MidasPlus, Inc.,
Newspaper Services Holding, Inc.,
Outsourced Administrative Systems, Inc.,
Patient Accounting Service Center LLC,
Superior Venture Partner, inc.,
Tenacity Manufacturing Company, Inc.,
The National Abandoned Property
  Processing Corporation,
Title Records Corporation,
Transaction Processing Specialists, Inc.,
Truckload Management Services, Inc.,
Wagers & Associates, Inc.,
as Grantors

By:	/s/ Nancy P. Vineyard
	Name:	Nancy P. Vineyard
	Title:	Treasurer

ACS IT Solutions, LP, as Grantor
By:	ACS Business Services, LLC, as General Partner

	By:	/s/ Nancy P. Vineyard
Name: Nancy P. Vineyard
Title: Treasurer

ACS Marketing, L.P., as Grantor
By:	Affiliated Computer Services, Inc. as General Partner

	By:	/s/ Nancy P. Vineyard
Name: Nancy P. Vineyard
Title: Treasurer

ACS Properties, Inc., as Grantor
By:	/s/ Richard G. Kitchen
	Name:	Richard G. Kitchen
	Title:	President

ACS Protection Services, Inc., as Grantor
By:	/s/ Robert Sanders
	Name:	Robert Sanders
	Title:	President and Secretary

ACS REBGM, Inc., ACS Securities Services, Inc., as Grantors
By:	/s/ Van Johnson
	Name:	Van Johnson
	Title:	Senior Vice President-Licensing

Buck Consultants, LLC, as Grantor
By:	/s/ Thomas A. Fessler
	Name:	Thomas A. Fessler
	Title:	Secretary

Accepted and Agreed
as of the date first above written:

Citicorp USA, Inc.,
as Administrative Agent
By:	/s/ David J. Wirdnam

Name: David J. Wirdnam
Title: Director and Vice President